Exhibit 99.1

Lincoln Educational Services Reports Second Quarter Results and
Increases Outlook for Full Year 2025

Conference Call Today at 10:00 a.m. Eastern Daylight Time

PARSIPPANY, N.J., August 11, 2025 – Lincoln Educational Services Corporation (Nasdaq: LINC) today announced financial and operating results for the second quarter ended June 30, 2025, as well as recent business developments.

Second Quarter 2025 Financial and Operational Highlights
(Quarter ended June 30, 2025, compared to June 30, 2024, unless otherwise noted)

Financial Performance
•	Revenue of $116.5 million, an increase of 13.2%, 15.1% excluding the Transitional segment
•	Adjusted EBITDA of $10.5 million, an increase of 68.4%
•	Net income of $1.6 million, compared to $0.7 million net loss
•	Based on strong first half performance and favorable operating trends, guidance for 2025 has been raised

Student Metrics*
•	Student starts up by 19.5%, or 21.8% excluding the Transitional segment
o	Organic student starts up by 18.6%**
•	Quarter-end student population up by 18.2%, or 20.6% excluding the Transitional segment

* Includes 2,764 student starts on July 1, 2025, to align with comparable student start activity in the prior year that occurred in the last week of June 2024
** Excludes student starts from our programs launched in 2024 and 2025, discontinued programs, Paramus nursing program, newly opened East Point campus and the Transitional segment

A complete listing of Lincoln's non-GAAP measures is described and reconciled to the corresponding GAAP measures at the end of this release.

Campus Development Activity
•	Nashville, TN campus relocation completed in March. Student starts and revenue performance are exceeding expectations, with two new programs set to launch in October.
•	Houston, TX campus received regulatory approval in June. Student enrollments are underway, with first classes expected to start in early Q4.
•	Levittown, PA campus relocation completed and existing automotive students already transferred to the new location in August. HVAC, electrical and welding programs to start in September.

“Our operating and financial momentum continued to build throughout the second quarter as we generated nearly 22 percent student start growth and grew revenues by more than 15 percent from campus operations, as well as increased consolidated adjusted EBITDA by 68%. As a result of our performance continuing to exceed expectations during the first half of 2025, and current operating trends, we are raising our full-year guidance,” said Scott Shaw, President and CEO.

“Our growth is driven by continued rising demand for high-value career-focused training, the effective and efficient execution of our growth strategy, successful implementation of our Lincoln 10.0 hybrid teaching model, which is delivering increased instructional leverage, and ongoing improvements in our marketing efficiency.

“Campus development remains a key growth driver with our new East Point campus and our relocated Nashville campus outperforming our expectations. In August, we completed the transfer of our Philadelphia automotive campus to its new location in Levittown where we will add new programs in HVAC, welding and electrical during the third quarter. Our Houston campus has begun enrolling students for its fourth quarter opening. Looking further ahead, the Hicksville, New York campus remains on track to open during the fourth quarter of 2026, and we hope to announce another new campus development shortly.

“We believe we are exceptionally well-positioned to meet unmet market needs in up to a dozen additional markets and are actively exploring these opportunities for additional new campuses. The demand for high-value programs that train students for rewarding, long-lasting careers continues to grow, as does the need by America’s corporations to fill their skills gap. Our increased outlook for 2025, the continued growth in student demand for our programs and our success with our campus development efforts positions Lincoln to exceed the longer-term 2027 targets of approximately $550 million in revenue and $90 million in adjusted EBITDA we set out last year.”

2025 SECOND QUARTER FINANCIAL RESULTS

(Quarter ended June 30, 2025, compared to June 30, 2024)

•
Revenue increased by $13.6 million, or 13.2% to $116.5 million, primarily due to a 16.0% increase in average student population, from the higher beginning of the year population and our strong start growth in both the first and second quarters of 2025.

•
Educational services and facilities expense increased by $1.2 million, or 2.7% to $46.8 million. This increase includes a $1.0 million reduction related to the Transitional segment, which incurred expenses in the prior year but not in the current period. On a comparable basis, educational services and facilities expense increased by $2.2 million. As a percentage of revenue, educational services and facilities expense declined to 40.2% from 44.3% in the prior year, demonstrating improved operating efficiency at our campuses as we scale operations.

•
Selling, general and administrative expense increased by $9.2 million, or 15.9% to $67.1 million. This includes a $1.1 million reduction related to the Transitional segment, which had expenses in the prior year but none in the current period. The increase over the prior year was primarily driven by $7.6 million or 36.5% higher administrative expense, due to higher medical claims expense, costs associated with our expanding student population and compensation expense including performance-based incentive compensation in line with improved financial performance. Additionally, although marketing expense increased slightly, our cost per student start declined 14.0% compared to the prior year period, reflecting a greater return on investment.

2025 SECOND QUARTER SEGMENT RESULTS

Campus Operations Segment
Revenue increased by $15.2 million, or 15.1% to $116.5 million. Adjusted EBITDA increased by $9.1 million, or 56.4% to $25.4 million, from $16.3 million in the prior year.

Transitional Segment
During 2024, the Company’s Summerlin, Las Vegas campus was classified in the Transitional segment. The sale of the campus was consummated on January 1, 2025. In the prior year comparable period, the Summerlin campus had revenue of $1.7 million and operating expenses of $2.2 million. As of June 30, 2025, no campuses were classified in the Transitional segment.

Corporate and Other
This category includes unallocated expenses incurred on behalf of the entire Company. Corporate and other expenses were $16.4 million, compared to $10.7 million in the prior year. The increase was primarily driven by higher salaries and benefits due to workforce expansion to support a larger student population and execute our growth initiatives.  Additionally, medical claims increased, and performance-based incentive compensation increased in line with improved financial performance.

SIX MONTHS FINANCIAL RESULTS
(Period ended June 30, 2025, compared to June 30, 2024)

•	Total revenue increased by 13.4% to $234.0 million
•	Student starts grew by 18.1%*, or 21.4%* excluding the Transitional segment
•	Quarter-end student population rose by 18.2%*, or 20.6%* excluding the Transitional segment
•	Adjusted EBITDA increased by 65.4% to $21.1 million
•	Net income of $3.5 million, compared to $0.9 million net loss

* Includes 2,764 student starts on July 1, 2025, to align with comparable student start activity in the prior year that occurred in the last week of  June 2024

FULL YEAR 2025 OUTLOOK
Based on the 2025 first half operating and financial results, as well as the outlook for the remainder of the year, the Company is raising its financial guidance for revenue, adjusted EBITDA, net income, capital expenditures, and student starts as follows:

	Previous				Updated
(In millions, except for student starts)	FY 2025 Guidance				FY 2025 Guidance
Revenue	$485	-	$495		$490	-	$500
Adjusted EBITDA	$58	-	$63	[1]	$60	-	$65	[1]
Net income	$10	-	$15		$13	-	$18
Capital expenditures	$70	-	$75		$75	-	$80
Student Starts	10%	-	14%		12%	-	15%

[1]
The guidance in this release includes references to non-GAAP operating measures. A reconciliation to the midpoint of our guidance can be reviewed below in the non-GAAP operating measures at the end of this release.

As a reminder, to provide a clearer view of the Company’s underlying performance, guidance excludes non-cash stock-based compensation and one-time, non-recurring items. Additionally, it excludes pre-opening costs, as well as net operating losses from new campuses, for up to four quarters after the campus opening, or until the campus becomes profitable, whichever occurs first. In terms of relocating the Nashville and Levittown campuses, adjustments have been made to exclude pre-opening costs and relocation costs through the end of the quarter in which the relocation is completed. In the case of program replications and expansions, adjustments are made to exclude net operating losses through the quarter in which the program is launched.

CONFERENCE CALL INFO
Lincoln will host a conference call today at 10:00 a.m. Eastern Standard Time to discuss results.  To access the live webcast of the conference call, please go to the Investor Overview section of Lincoln’s website at http://www.lincolntech.edu.  Participants may also register via teleconference at: Q2 2025 Lincoln Educational Services Earnings Conference Call.  Once registration is completed, participants will be provided with a dial-in number containing a personalized PIN to access the call.  Participants are requested to register at least 15 minutes prior to the start of the call.

An archived version of the webcast will be accessible for 90 days at http://www.lincolntech.edu.

ABOUT LINCOLN EDUCATIONAL SERVICES CORPORATION

Lincoln Educational Services Corporation is a leading provider of diversified career-oriented post-secondary education helping to provide solutions to America’s skills gap. Lincoln offers career-oriented programs to recent high school graduates and working adults in four principal areas of study: skilled trades, automotive, health sciences and information technology. Lincoln has provided the workforce with skilled technicians since its inception in 1946 and currently operates 21 campuses in 12 states under the brands Lincoln Technical Institute, Lincoln College of Technology and Nashville Auto Diesel College. The Company was incorporated in New Jersey in 2003 as the successor-in-interest to various acquired schools including Lincoln Technical Institute, Inc. which opened its first campus in Newark, New Jersey in 1946.  For more information, please go to www.lincolntech.edu.

FORWARD-LOOKING STATEMENTS
Statements in this press release and in oral statements made from time to time by representatives of Lincoln Educational Services Corporation regarding Lincoln’s business that are not historical facts, including those made in a conference call, may be “forward-looking statements” as that term is defined in the federal securities law. The words “may,” “will,” “expect,” “believe,” “anticipate,” “project,” “plan,” “intend,” “estimate,” and “continue,” and their opposites and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all.  Generally, these statements relate to business plans or strategies and projections involving anticipated revenues, earnings, or other aspects of the Company’s operating results. The Company cautions you that these statements concern current expectations about the Company’s future performance or events and are subject to a number of uncertainties, risks, and other influences, many of which are beyond the Company’s control, that may influence the accuracy of the statements and the projects upon which the statements are based including, without limitation, impacts related to epidemics or pandemics; our failure to comply with the extensive regulatory framework applicable to our industry or our failure to obtain timely regulatory approvals in connection with acquisitions or a change of control of our Company; our success in updating and expanding the content of existing programs and developing new programs for our students in a cost-effective manner or on a timely basis; risks associated with cybersecurity; risks associated with changes in applicable federal laws and regulations; uncertainties regarding our ability to comply with federal and state laws and regulations, such as the 90/10 rule and prescribed cohort default rates; risks associated with the opening of new campuses; risks associated with integration of acquired schools; industry competition; our ability to execute our growth strategies; conditions and trends in our industry; general economic conditions; and other factors discussed in the “Risk Factors” section of our Annual Reports and Quarterly Reports filed with the Securities and Exchange Commission.  All forward-looking statements are qualified in their entirety by this cautionary statement, and Lincoln undertakes no obligation to publicly revise or update any forward-looking statements, whether as a result of new information, future events or otherwise after the date hereof.

LINCOLN EDUCATIONAL SERVICES CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)
(Unaudited)

	June 30, 2025	December 31, 2024

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$16,701	$59,273
Accounts receivable, less allowance of $43,128 and $42,615 at June 30, 2025 and December 31, 2024, respectively	47,256	42,983
Inventories	4,504	3,053
Income tax receivable	2,794	-
Prepaid expenses and other current assets	8,374	4,793
Asset held for sale	-	1,150
Total current assets	79,629	111,252
PROPERTY, EQUIPMENT AND FACILITIES - At cost, net of accumulated depreciation and amortization of $145,468 and $141,271 at June 30, 2025 and December 31, 2024, respectively	149,142	103,533
OTHER ASSETS:
Noncurrent receivables, less allowance of $24,726 and $22,957 at June , 2025 and December 31, 2024, respectively	21,139	19,627
Deferred finance charges	354	323
Deferred income taxes, net	24,812	25,359
Operating lease right-of-use assets	132,713	136,034
Finance lease right-of-use assets	25,910	26,745
Goodwill	10,742	10,742
Other assets, net	1,325	1,387
Pension plan assets, net	1,555	1,554
Total other assets	218,550	221,771
TOTAL ASSETS	$447,321	$436,556
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Unearned tuition	$28,083	$30,631
Accounts payable	33,990	37,026
Accrued expenses	15,438	11,986
Income taxes payable	-	1,072
Current portion of operating lease liabilities	10,741	9,497
Total current liabilities	88,252	90,212
NONCURRENT LIABILITIES:
Long-term portion of operating lease liabilities	134,494	138,803
Long-term portion of finance lease liabilities	30,897	29,261
Long-term debt	13,000	-
Other long-term liabilities	-	16
Total liabilities	266,643	258,292
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Common stock, no par value - authorized 100,000,000 shares at June 30, 2025 and December 31, 2024, issued and outstanding 31,625,285 shares at June 30, 2025 and 31,462,640 shares at December 31, 2024	48,181	48,181
Additional paid-in capital	49,554	50,639
Retained earnings	82,669	79,170
Accumulated other comprehensive loss	274	274
Total stockholders' equity	180,678	178,264
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$447,321	$436,556

LINCOLN EDUCATIONAL SERVICES CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

REVENUE	$116,474	$102,914	$233,980	$206,281
COSTS AND EXPENSES:
Educational services and facilities	46,791	45,561	94,199	88,584
Selling, general and administrative	67,061	57,865	133,965	118,359
(Gain) loss on sale of assets	(256)	604	(476)	913
Total costs & expenses	113,596	104,030	227,688	207,856
OPERATING INCOME (LOSS)	2,878	(1,116)	6,292	(1,575)
OTHER:
Interest income	11	638	125	1,336
Interest expense	(813)	(667)	(1,514)	(1,234)
INCOME (LOSS) BEFORE INCOME TAXES	2,076	(1,145)	4,903	(1,473)
PROVISION (BENEFIT) FOR INCOME TAXES	522	(463)	1,404	(577)
NET INCOME (LOSS) AND COMPREHENSIVE INCOME (LOSS)	$1,554	$(682)	$3,499	$(896)
Basic
Net income (loss) per common share	$0.05	$(0.02)	$0.11	$(0.03)
Diluted
Net income (loss) per common share	$0.05	$(0.02)	$0.11	$(0.03)
Weighted average number of common shares outstanding:
Basic	30,990	30,660	30,900	30,481
Diluted	31,271	30,660	31,172	30,481

LINCOLN EDUCATIONAL SERVICES CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2025	2024

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$3,499	$(896)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	7,637	5,501
Finance lease amortization	835	787
Amortization of deferred finance charges	90	57
Deferred income taxes	547	421
(Gain) loss on sale of assets	(476)	913
Fixed asset donations	(197)	(178)
Provision for credit losses	25,012	25,537
Stock-based compensation expense	2,548	2,104
(Increase) decrease in assets:
Accounts receivable	(30,797)	(32,977)
Inventories	(1,451)	603
Prepaid income taxes	(2,794)	(5,220)
Prepaid expenses and current assets	(3,611)	1,154
Other assets, net	(657)	806
Increase (decrease) in liabilities:
Accounts payable	(9,768)	(472)
Accrued expenses	3,452	(2,069)
Unearned tuition	(2,548)	(2,578)
Income taxes payable	(1,072)	-
Other liabilities	1,672	(92)
Total adjustments	(11,578)	(5,703)
Net cash used in operating activities	(8,079)	(6,599)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(46,276)	(12,725)
Proceeds from sale of property and equipment	504	9,718
Net cash used in investing activities	(45,772)	(3,007)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings	25,000	-
Payments on borrowings	(12,000)	-
Payment of deferred finance fees	(121)	(456)
Finance lease principal paid	(179)	(64)
Tenant allowance finance leases	2,212	-
Net share settlement for equity-based compensation	(3,633)	(3,156)
Net cash provided by (used in) financing activities	11,279	(3,676)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(42,572)	(13,282)
CASH AND CASH EQUIVALENTS —Beginning of period	59,273	80,269
CASH AND CASH EQUIVALENTS—End of period	$16,701	$66,987

(1) RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
In addition to disclosing financial results that are determined in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company believes it is useful to present non-GAAP financial measures that exclude certain significant items as a means to understand the performance of its business, and to enable comparability of operating performance between periods. Additionally, the Company’s management regularly uses our non-GAAP financial measures to make operating decisions, for planning and forecasting purposes. EBITDA, adjusted EBITDA, adjusted net income and total liquidity are measures not recognized in financial statements presented in accordance with GAAP.

•	We define EBITDA as income (loss) before net interest expense (interest income), provision (benefit) for income taxes, depreciation and amortization.
•	We define adjusted EBITDA as EBITDA plus stock-based compensation expense and adjustments for items not considered part of the Company’s normal recurring operations.
•	We define adjusted net income as net income plus adjustments for items not considered part of the Company’s normal recurring operations.
•	We define total liquidity as the Company’s cash and cash equivalents and available borrowings under our credit facility.

EBITDA, adjusted EBITDA, adjusted net income, and total liquidity are presented because we believe they are useful indicators of the Company’s performance and ability to make strategic investments and meet capital expenditures and debt service requirements. However, they are not intended to represent cash flows from operations as defined by GAAP and should not be used as an alternative to net income (loss) as indicators of operating performance or cash flow as a measure of liquidity. EBITDA, adjusted EBITDA, adjusted net income and total liquidity are not necessarily comparable to similarly titled measures used by other companies.

The following is a reconciliation of net income (loss) to EBITDA, adjusted EBITDA, adjusted net income, and total liquidity (in thousands):

	Three Months Ended June 30, (Unaudited)
	Consolidated		Campus Operations		Transitional		Corporate
	2025	2024	2025	2024	2025	2024	2025	2024

Net income (loss)	$1,554	$(682)	$18,704	$9,575	$-	$(510)	$(17,150)	$(9,747)
Interest expense (income), net	802	29	605	565	-	-	197	(536)
Provision (benefit) for income taxes	522	(463)	-	-	-	-	522	(463)
Depreciation and amortization	4,710	3,323	4,545	3,130	-	18	165	175
EBITDA	7,588	2,207	23,854	13,270	-	(492)	(16,266)	(10,571)
Stock-based compensation expense	1,343	1,045	-	-	-	-	1,343	1,045
New campus and campus relocation costs	1,342	2,029	1,342	2,029	-	-	-	-
Program expansions	238	365	238	365	-	-	-	-
Loss on sale of assets	-	594	-	594	-	-	-	-
Adjusted EBITDA	$10,511	$6,240	$25,434	$16,258	$-	$(492)	$(14,923)	$(9,526)

	Six Months Ended June 30, (Unaudited)
	Consolidated		Campus Operations		Transitional		Corporate
	2025	2024	2025	2024	2025	2024	2025	2024

Net income (loss)	$3,499	(896)	$39,782	$21,683	$-	$(795)	$(36,283)	$(21,784)
Interest expense (income), net	1,389	(102)	1,199	1,066	-	-	190	(1,168)
Provision (benefit) for income taxes	1,404	(577)	-	-	-	-	1,404	(577)
Depreciation and amortization	8,472	6,288	8,145	5,884	-	38	327	366
EBITDA	14,764	4,713	49,126	28,633	-	(757)	(34,362)	(23,163)
Stock-based compensation expense	2,548	2,103	-	-	-	-	2,548	2,103
New campus and campus relocation costs	3,226	4,831	3,226	4,831	-	-	-	-
Program expansions	610	454	610	454	-	-	-	-
Loss on sale of assets	-	594	-	594	-	-	-	-
Severance and other one-time costs	-	89	-	89	-	-	-	-
Adjusted EBITDA	$21,148	$12,784	$52,962	$34,601	$-	$(757)	$(31,814)	$(21,060)

	Three Months Ended June 30, (Unaudited)
	Consolidated		Campus Operations		Transitional		Corporate
	2025	2024	2025	2024	2025	2024	2025	2024
Net income (loss)	$1,554	$(682)	$18,704	$9,575	$-	$(510)	$(17,150)	$(9,747)

Adjustments to net income:
New campus and campus relocation costs	1,342	2,623	1,342	2,623	-	-	-	-
East Point, Georgia depreciation	-	371	-	371	-	-	-	-
Program expansions	238	365	238	365	-	-	-	-
Total non-recurring adjustments	1,580	3,359	1,580	3,359	-	-	-	-
Income tax effect	(474)	(1,008)	-	-	-	-	(474)	(1,008)
Adjusted net income (loss), non-GAAP	$2,660	$1,669	$20,284	$12,934	$-	$(510)	$(17,624)	$(10,755)

	Six Months Ended June 30, (Unaudited)
	Consolidated		Campus Operations		Transitional		Corporate
	2025	2024	2025	2024	2025	2024	2025	2024
Net income (loss)	$3,499	$(896)	$39,782	$21,684	$-	$(795)	$(36,283)	$(21,785)

Adjustments to net income:
New campus and campus relocation costs	3,226	5,425	3,226	5,425	-	-	-	-
Program expansions	610	454	610	454	-	-	-	-
East Point, Georgia depreciation	-	511	-	511	-	-	-	-
Severance and other one time costs	-	89	-	89	-	-	-	-
Total non-recurring adjustments	3,836	6,479	3,836	6,479	-	-	-	-
Income tax effect	(1,152)	(1,944)	-	-	-	-	(1,152)	(1,944)
Adjusted net income (loss), non-GAAP	$6,183	$3,639	$43,618	$28,163	$-	$(795)	$(37,435)	$(23,729)

As of June 30, 2025
Cash and cash equivalents	$16,701
Credit facility	47,000
Total Liquidity	$63,701

*As of June 30, 2025, $13.0 million was outstanding under revolving credit facility.

The tables below presents selected operating metrics for our reportable segments (in thousands, except for student population and starts) for the three and six months ended June 30, 2025:

	Three Months Ended June 30,
	2025	2025*	2024	% Change	% Change*
Revenue:
Campus Operations	$116,474		$101,233	15.1%
Transitional	-		1,681	-100.0%
Total	$116,474		$102,914	13.2%

Operating Income (loss):
Campus Operations	$19,310		$10,141	90.4%
Transitional	-		(509)	100.0%
Corporate	(16,432)		(10,748)	-52.9%
Total	$2,878		$(1,116)	357.8%

Starts:
Campus Operations	3,157	5,921	4,863	-35.1%	21.8%
Transitional	-	-	90	-100.0%	-100.0%
Total	3,157	5,921	4,953	-36.3%	19.5%

Average Population:
Campus Operations	15,554	16,014	13,491	15.3%	18.7%
Transitional	-	-	320	-100.0%	-100.0%
Total	15,554	16,014	13,811	12.6%	16.0%

End of Period Population:
Campus Operations	14,356	17,120	14,198	1.1%	20.6%
Transitional	-	-	283	-100.0%	-100.0%
Total	14,356	17,120	14,481	-0.9%	18.2%

	Six Months Ended June 30,
	2025	2025*	2024	% Change	% Change*
Revenue:
Campus Operations	$233,980		$202,555	15.5%
Transitional	-		3,726	-100.0%
Total	$233,980		$206,281	13.4%

Operating Income (loss):
Campus Operations	$40,982		$22,750	80.1%
Transitional	-		(796)	100.0%
Corporate	(34,690)		(23,529)	-47.4%
Total	$6,292		$(1,575)	499.5%

Starts:
Campus Operations	7,767	10,531	8,675	-10.5%	21.4%
Transitional	-	-	245	-100.0%	-100.0%
Total	7,767	10,531	8,920	-12.9%	18.1%

Average Population:
Campus Operations	15,511	15,742	13,402	15.7%	17.5%
Transitional	-	-	343	-100.0%	-100.0%
Total	15,511	15,742	13,745	12.8%	14.5%

End of Period Population:
Campus Operations	14,356	17,120	14,198	1.1%	20.6%
Transitional	-	-	283	-100.0%	-100.0%
Total	14,356	17,120	14,481	-0.9%	18.2%

* Includes 2,764 student starts on July 1, 2025, to align with comparable student start activity in the prior year that occurred in the last week of June 2024

Information included in the table below provides student starts and population under the Campus Operations segment with a breakdown by Transportation and Skilled Trade programs and Healthcare and Other Professions programs.

Population by Program (Campus Operations Segment):

	Three Months Ended June 30,
	2025	2025*	2024	% Change	% Change*
Starts:
Transportation and Skilled Trades	2,350	4,802	3,648	-35.6%	31.6%
Healthcare and Other Professions	807	1,119	1,215	-33.6%	-7.9%
Total	3,157	5,921	4,863	-35.1%	21.8%

Average Population:
Transportation and Skilled Trades	11,920	12,329	9,741	22.4%	26.6%
Healthcare and Other Professions	3,634	3,685	3,751	-3.1%	-1.8%
Total	15,554	16,014	13,492	15.3%	18.7%

End of Period Population:
Transportation and Skilled Trades	11,050	13,502	10,482	5.4%	28.8%
Healthcare and Other Professions	3,306	3,618	3,716	-11.0%	-2.6%
Total	14,356	17,120	14,198	1.1%	20.6%

	Six Months Ended June 30,
	2025	2025*	2024	% Change	% Change*
Starts:
Transportation and Skilled Trades	5,901	8,353	6,330	-6.8%	32.0%
Healthcare and Other Professions	1,866	2,178	2,345	-20.4%	-7.1%
Total	7,767	10,531	8,675	-10.5%	21.4%

Average Population:
Transportation and Skilled Trades	11,807	12,012	9,642	22.5%	24.6%
Healthcare and Other Professions	3,704	3,730	3,759	-1.5%	-0.8%
Total	15,511	15,742	13,401	15.7%	17.5%

End of Period Population:
Transportation and Skilled Trades	11,050	13,502	10,482	5.4%	28.8%
Healthcare and Other Professions	3,306	3,618	3,716	-11.0%	-2.6%
Total	14,356	17,120	14,198	1.1%	20.6%

* Includes 2,764 student starts on July 1, 2025, to align with comparable student start activity in the prior year that occurred in the last week of June 2024

The reconciliations provided below represent management’s projections of various components included in our outlook for the full year 2025.  These calculations are for illustrative purposes and will be reviewed as the year progresses to reflect actual results, our outlook and continued relevance of specific items.  Any revisions or modifications, if necessary, will be disclosed in future announcements of 2025 quarterly results.  Adjusted EBITDA and adjusted net income have been reconciled to the midpoint of our guidance.

Reconciliation of Net Income to Adjusted EBITDA and Adjusted Net Income - 2025 Guidance
(Reconciled to the Mid-Point of 2025 Guidance)

	Adjusted
	EBITDA	Net Income
Net Income	$15,500	$15,500
Interest expense, net	3,200	-
Provision for taxes	6,500	-
Depreciation and amortization[1]	20,800	400
EBITDA	46,000	-
New campus and campus relocation costs[2,3]	7,500	7,500
Program expansions	2,100	2,100
Other one time items	1,500	1,500
Stock-based compensation expense	5,400	-
Tax Effect	-	(3,500)
Total	$62,500	23,500

2025 Guidance Range	$60,000 - $65,000

[1]	Depreciation expense relates to the new Houston, Texas campus.
[2]	New campus and campus relocation costs relate to the following locations:
  Nashville, Tennessee
  Levittown, Pennsylvania
  Houston, Texas
  Hicksville, New York
[3]	New campus adjustment includes pre-opening costs, as well as net operating losses up to four quarters after the campus opens, or until the campus becomes profitable, whichever comes first.

LINCOLN EDUCATIONAL SERVICES CORPORATION
Brian Meyers, CFO
973-736-9340

EVC GROUP LLC
Investor Relations: Michael Polyviou, mpolyviou@evcgroup.com, 732-933-2755
Media Relations: Tom Gibson, 201-476-0322